Exhibit 99.1

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
THIS AGREEMENT (together with the Exhibits and Schedule attached hereto, this “Agreement”) is made this 2nd day of September, 2015, by and between LADDER CAPITAL FINANCE LLC and/or its assignee as permitted under this Agreement (“Buyer”), and WHLR-BIXBY COMMONS, LLC (“Seller”).
FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:
Section 1.Terms and Definitions: The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)	“Seller’s Broker(s)” shall mean Sands Investment Group, Inc./JDS Real Estate Services, Inc., acting as Seller’s agent.

(b)
“Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to the extension set forth in Section 10 hereof, no later than the date that is fifteen (15) days after expiration of the Examination Period (as defined herein).

(c)
“Earnest Money” shall mean the initial deposit of Three Hundred Fifty Thousand and no/100 Dollars ($350,000.00) in cash (together with all interest accrued thereon), as increased pursuant to this Agreement. The initial Earnest Money deposit shall be delivered to Title Insurer, as escrow agent, within one (1) business day after the execution and delivery to both parties of this Agreement. Within one (1) business day following the expiration of the Examination Period (as defined herein) if this Agreement is not terminated, Buyer agrees to deposit with Title Insurer an additional sum of One Hundred Thousand and No/100 Dollars ($100,000.00) in cash, as additional Earnest Money, and the total Earnest Money amount of Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) shall then be non-refundable (except as provided herein) but applicable toward the Purchase Price. The Earnest Money shall be deposited by Buyer in escrow with Title Insurer, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer shall share equally in the responsibility for paying any reasonable escrow fees charged by the Title Insurer.

(d)	“Examination Period” shall mean the period beginning upon the date of execution and delivery of this Agreement by Buyer and Seller extending until 5 P.M. E.T. on September 30, 2015.

(e)
“Lease” shall mean the lease to Reasor’s LLC, an Oklahoma limited liability company (referred to herein as “Tenant”) under that certain Build and Lease Agreement between Super Market Developers, Inc. and Associated Wholesale Grocers, Inc., dated August 22, 2011, as amended by that certain First Amendment to Build and Lease Agreement dated June 11, 2013 between Super Market Developers, Inc. and Associated Wholesale Grocers, Inc. and as assigned to Seller pursuant to that certain Assignment and Assumption of Lease dated June 11, 2013 between Super Market Developers, Inc. and Seller (collectively, the “Lease”).

(f)
“Property” shall mean (a) all right, title and interest of Seller in that certain real property located at 11116 S. Memorial Drive, Bixby, Oklahoma, being more particularly described on Exhibit A, attached hereto and incorporated herein by this reference (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (b) all right, title and interest of Seller under the Lease; (c) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (d) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all right, title and interest of Seller, if any, to all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Seller, if any, and to the extent assignable, in and to any contracts, warranties, permits and licenses now used in connection with the Real Property and/or the Improvements (the “Intangible Property”).

(g)
“Purchase Price” shall mean the sum of Ten Million Nine Hundred Seventy-Eight Thousand Five Hundred Seventy-One and 00/100 Dollars ($10,978,571.00), payable in cash at Closing, subject to the closing adjustments set forth in this Agreement.

(h)	“Seller’s Notice Address” shall be as follows, except as the same may be changed pursuant to the Notice section herein:

WHLR-BIXBY COMMONS, LLC
c/o Wheeler Real Estate Investment Trust
Attn: Andy Franklin, Asset Manager
Riversedge North
2529 Virginia Beach Blvd.,Suite 200
Virginia Beach, VA 23452
Tel No.: (757) 627 9088
Email: afranklin@whlr.us
And to:
Alyssa C. Embree, Esq.
Williams Mullen
999 Waterside Drive, Suite 1700
Norfolk, Virginia 23510
Tel No.: (757) 629-0631
Email: aembree@williamsmullen.com

(i)	“Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
David Traitel
Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, NY 10154
Tel. No.: (212) 715-3143
E-mail: David.Traitel@laddercapital.com
And to:
Brian D. Buffone
Director
Ladder Capital Finance LLC
433 Plaza Real
Suite 275
Boca Raton, FL 33432
561-558-7619
brian.buffone@laddercapital.com
And to:
Pamela McCormack
Ladder Capital Finance LLC

345 Park Avenue, 8th Floor
New York, NY 10154
Tel. No.: (212) 715-3174
E-mail: Pamela.McCormack@laddercapital.com
W. John Park
Cole Schotz P.C.
Court Plaza North, 25 Main Street,
Hackensack, NJ 07601
E-mail: jpark@coleschotz.com

(j)
“Title Insurer” shall mean Commonwealth Land/Lawyers Land Title Insurance Corporation, Two Grand Central Tower, 140 East 45th Street, 22nd Floor, New York, NY 10017, Attention: Peter Doyle (pdoyle@cltic.com), in its capacity as title insurer or escrow agent, as the context may require.

Section 2.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    Seller and Buyer agree that all rents (including any common area maintenance and other expense reimbursements) and other income, utility charges (to the extent not payable directly to the utility supplier by Tenant), real estate and personal property taxes and assessments (to the extent not payable directly to the taxing authority by Tenant) shall be prorated on a calendar-year basis as of midnight on the day immediately preceding the date of Closing. If Closing shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year, provided that if the taxes and special assessments payable during the year in which Closing occurs are thereafter determined to be more or less than the taxes payable during the preceding year, Seller and Buyer promptly shall adjust the proration of such taxes and special assessments, and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the deed delivered hereunder but shall survive the Closing. Any refund of taxes related to any period before Closing shall be Seller’s property. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills and other material information are not obtainable, Seller and Buyer shall prorate on the best available information, subject to adjustment upon receipt of the final bills and/or material information.
(b)    At Closing: (a) Buyer shall pay: (i) the premium and related charges for any owner’s or lender’s title insurance policy to be issued to Buyer or Buyer’s lender; (ii) the recording fees necessary to record the mortgage documents at the register of deeds office where the Property is located; and (iii) one half of any escrow fees charged by the Title Insurer in connection with the transaction contemplated by this Agreement (the “Transaction”); and (b) Seller shall pay: (i) the recording fees necessary to record the deed at the register of deeds office where the Property is located; (ii) the transfer, excise and/or documentary or recordation taxes in connection with the recording of the deed at the register of deeds office where the Property is located, (iii) the recording fees necessary to record the discharges of any liens of record or other instruments necessary to convey title to the Property to Buyer in accordance with this Agreement; and (iv) one half of any escrow fees charged by the Title Insurer in connection with the Transaction. Buyer shall be responsible for the cost of its own survey, environmental reports and due diligence investigations. Seller and Buyer shall be responsible for their own attorneys’ fees. If, following Closing, Seller shall receive a payment of rent from Tenant applicable to any period from and after Closing, Seller shall promptly remit such payment to Buyer in accordance with account instructions to be furnished by Buyer. If following Closing, Buyer shall receive a payment of rent from Tenant applicable to any period prior to Closing, Buyer shall promptly remit such payment to Seller in accordance with account instructions to be furnished by Seller.
(c)    The provisions of this Section 2 shall survive Closing.
Section 3.    Sale of Property. Subject to the terms of this Agreement, Seller agrees to sell the Property for the Purchase Price set forth above.
Section 4.    Payment of Purchase Price. Buyer shall pay the Purchase Price to Seller in accordance with all the terms and conditions of this Agreement.
Section 5.    Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed (or the equivalent typically used in the State in which the Property is located), free and clear of all liens, defects of title, and encumbrances except for: (a) the Lease and the rights of Tenant; (b) taxes and assessments for the current year and subsequent years not yet due and payable; and (c) such other exceptions set forth in the Title Report (as defined below) which: (i) Buyer does not object to; and (ii) Seller does not agree to cure under Section 6(a) herein (unless Seller has an obligation to cure the same under Section 6(a) below) and which Buyer waives as an Objection pursuant to said Section 6(a); (d) any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Property adopted or imposed by any governmental agency; and (e) any item created by, through or under Buyer (collectively, the “Permitted Exceptions”).
Section 6.    Examination of Property. Seller and Buyer hereby agree as follows:

(a)
Title Examination. Buyer shall order a title report and commitment (the “Title Report”) from the Title Insurer and an ALTA 2011 survey with regard to the Real Property (the “Survey”) within five (5) business days after the date hereof. Buyer shall furnish to Seller within five (5) business days after receipt of such Title Report and Survey (the “Title Review Period”) a copy of the same, together with a statement specifying any defects in title and/or the Survey (the “Objections”). Seller shall notify Buyer within five (5) days after receipt of the Objections whether Seller will cure one or more of the Objections on or prior to the Closing. If Seller does not respond within said five (5) day period, Seller shall be deemed to have elected not to cure any of the Objections. If Seller does not agree (or is deemed to not agree) to cure any of the Objections, Buyer shall have the right, by notice given to Seller and Title Insurer within five (5) days after receipt of Seller’s notice (or within five (5) days after the expiration of Seller’s five (5) day response period, if Seller does not respond), either to (a) waive the Objections and close the Transaction without abatement or reduction of the Purchase Price, or (b) terminate this Agreement and obtain a refund of the Earnest Money. If Buyer fails to elect to terminate this Agreement by notice given to Seller within said five (5) day period, then Buyer shall be conclusively deemed to have elected to waive the Objections and close the Transaction in accordance with this Agreement. If Buyer elects to terminate this Agreement by notice given to Seller within such five (5) day period, the Earnest Money shall be returned to Buyer, and upon such return all rights and obligations of the respective parties under this Agreement shall be null and void, except as otherwise expressly provided in this Agreement. If Buyer fails to deliver the Objections to Seller within the Title Review Period, then Buyer shall be deemed to have waived its right to object to any defect set forth in the Title Report and Survey. All items shown on the Title Report and/or the Survey not objected to by Buyer by notice to Seller or deemed waived by Buyer shall be deemed to be Permitted Exceptions. Notwithstanding the foregoing, Seller shall be required to provide information and evidence to satisfy Title Company’s standard requirements as to Sellers’ authority and standard title affidavits and to cure on or before the Closing: (i) any monetary liens or monetary encumbrances created by Seller against the Property; and (ii) any encumbrances against title which are created by Seller after the date hereof. Notwithstanding anything herein to the contrary, if the title documents are re-issued or updated after the Buyer Objection deadline, Buyer shall have the right to object (each, a “New Buyer Objection”) to any additional matter disclosed or contained (each, a “New Title Document Matter”) in any such update of the title documents (notwithstanding the passage of the Examination Period). If Seller is unable or unwilling to cure any such New Title Document Matter to the sole satisfaction of Buyer (in Buyer’s sole and absolute discretion) within the lesser of 5 days following receipt by Seller of a New Buyer Objection or the Closing, Buyer shall have the right either to (i) waive such New Title Document Matter and proceed to Closing without any adjustment in the Purchase Price, or (ii) terminate this Agreement and receive a return of the Earnest Money (in addition to any other remedies that Buyer may have under this Agreement if the New Title Document Matter was caused by a breach of a covenant or representation of Seller under this Agreement).

(b)
Examination. Upon execution of this Agreement, Seller shall provide to Buyer: copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or readily obtainable by Seller without cost or expense: title commitment/policy, title exceptions, a copy of the ALTA survey, site plans and specifications, architectural plans, environmental/hazardous material reports, soils reports, governmental permits/approvals, zoning information, tax information and utility letters, a copy of the Lease and all amendments, copy of service contracts, any REA, certificate of occupancy, warranties and guaranties, commission agreements and copies of all correspondence related to the Lease and any other documents relating to the Property reasonably requested by Buyer. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant. Any entry by Buyer shall be in compliance with the terms of the Lease. Buyer shall have the right to interview the Tenant before Closing upon first providing at least two (2) business days’ prior notice to Seller so that Seller shall have an opportunity to arrange such interview and to have a representative of Seller present at any such interview. Any Phase II environmental assessment or other testing that requires a physical or other intrusive invasion of the Property shall require Seller's consent, unless such Phase II is recommended by the Phase I obtained by Buyer (it being agreed that the standard testing and gathering of samples for a customary Phase I environmental study, and for any Phase II recommended by such Phase I, shall be permitted without Seller’s consent). Seller’s consent with respect to any Phase II proposed by Buyer which is not recommended by Buyer’s

Phase I may be withheld in Seller’s sole discretion. Buyer agrees that it will not disclose to any third party not approved by Seller (except as legally required to report) the results of its inspections or tests. Buyer shall indemnify and hold Seller, its members, partners, principals, employees and agents harmless from and against any and all claims and liability arising due to any activities of Buyer or its authorized representatives on the Property, and Buyer shall restore any portion of the Property disturbed by any such inspections, studies and tests to the condition existing immediately before inspection, study or test. The foregoing indemnification obligation of Buyer shall survive Closing or any termination of this Agreement. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days, or such other period of time as required under the Lease) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Examination Period, in which event: (a) Buyer shall receive a refund of the Earnest Money promptly after giving notice of termination; (b) this Agreement shall become null and void; and (c) all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth in this Agreement. If Buyer does not so terminate this Agreement prior to the expiration of the Examination Period, Buyer conclusively shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 6(b). Seller acknowledges that it shall have no right to challenge the release of the Earnest Money to Buyer in the event Buyer terminates this Agreement prior to the expiration of the Examination Period. Notwithstanding anything to the contrary contained in this Agreement, amendments to this Agreement to extend the Examination Period may be agreed in writing or email by each party or each party’s respective attorney and notices to terminate this Agreement prior to the expiration of the Examination Period may be given, by Buyer as provided in this Agreement or by Buyer or Buyer’s attorney by fax or by email to Seller and/or Seller’s attorney.

(c)
Without limiting the generality of the foregoing indemnity, Buyer shall maintain or cause its contractors to maintain commercial general liability insurance in amounts not less than $2,000,000.00 per occurrence during all periods when Buyer is conducting inspections of the Property.

Section 7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise provided herein, shall be borne by Seller; provided, however, that Seller shall have no obligation to repair such loss or damage. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued), then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within five (5) business days after Buyer’s receipt of notice of such condemnation, taking or damage (and the Closing shall be extended until the two (2) business days after the expiration of such termination election period, if applicable), upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
Section 8.    Earnest Money Disbursement. The Earnest Money shall be held by the Title Insurer, in trust, and disposed of only in accordance with the following provisions:

(a)
The Title Insurer shall invest the Earnest Money in an FDIC insured bank account reasonably satisfactory to both Buyer and Seller, shall not commingle the Earnest Money with any funds of the Title Insurer or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

(b)
If the Closing occurs, the Title Insurer shall deliver the Earnest Money upon the instructions of Seller and Buyer on the Closing Date. If for any reason the Closing does not occur, the Title Insurer shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (b). Subject to the last sentence of this clause (b), if for any reason the Closing has not occurred and either party makes a written demand (the “Demand”) upon the Title Insurer for payment of the Earnest Money, the Title Insurer shall give written notice to the other party of the Demand within two (2) business days after receipt of the Demand. If the Title Insurer does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Title Insurer, the Title Insurer is hereby authorized to make the payment set forth in the Demand. If the Title Insurer does receive such written objection within such period, the Title Insurer shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court of competent jurisdiction or arbitrator’s decision. Notwithstanding the foregoing provisions of this clause (b), if Buyer delivers a notice to Title Insurer on or prior to the expiration of the Examination Period that Buyer has terminated this Agreement, then Title Insurer shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from, Seller.

(c)
The parties acknowledge that the Title Insurer is acting solely as a stakeholder at their request and for their convenience, that the Title Insurer shall not be deemed to be the agent of either of the parties, and that the Title Insurer shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Title Insurer’s mistake of law respecting the Title Insurer scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Title Insurer harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Title Insurer’s duties hereunder, except with respect to actions or omissions taken or made by the Title Insurer in bad faith, in disregard of this Agreement or involving negligence on the part of the Title Insurer. The Title Insurer has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Title Insurer has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

Section 9.	Default.

(a)
In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, as its sole and exclusive remedy, Seller shall be entitled to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated and, if Seller exercises its right to terminate this Agreement as aforesaid, Seller shall be entitled to immediately receive all of the Earnest Money, as liquidated damages as and for Seller’s sole remedy. Upon such payment of the Earnest Money to Seller, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided in this Agreement.

(b)
In the event of a default in the obligations herein taken by Seller, Buyer may either waive such default and proceed to Closing in accordance with the terms and provisions hereof or may in its sole discretion elect to either (i) terminate this Agreement and direct Title Insurer to return the Earnest Money to Buyer and upon such termination, in the event of a willful default by Seller, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, not to exceed $50,000, and upon return of the Earnest Money and payment of Buyer’s expenses as aforesaid this Agreement terminate and Seller and Buyer shall be released from any and all liability hereunder, except those which is specifically stated herein to survive any termination hereof, or (ii) enforce specific performance of Seller’s obligations hereunder. Notwithstanding the foregoing, in the event Seller has conveyed the Property in violation of this Agreement to any party not related to Buyer, so that the remedy of specific performance is not thereby, or otherwise for any reason, available to Buyer, then Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity, including, without limitation, pursuing and collecting all damages of any type or kind, including without limitation, direct, indirect, resulting, consequential, special, exemplary, punitive or other damages and be further entitled to temporary and permanent restraining orders and affirmative relief.

(c)
Notwithstanding any other provision of this Agreement to the contrary, Buyer and Seller may each pursue any available remedies at law or in equity to enforce the other’s post-Closing obligations hereunder.

(d)
Notwithstanding the provisions of Sections 9(a), 9(b) and 9(c) to the contrary, neither party shall be considered in default under such sections unless such party has received written notice of the claimed default from the non-defaulting party and failed to cure the default within three (3) business days of receiving such notice; provided, however, that the right to notice and cure shall not apply with respect to the time periods specified in Section 6(a) or any other time limitation which would serve to extend the Examination Period or the time specified for Closing hereunder.
Section 10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Buyer at Closing the following executed documents:

(a)	a special warranty deed from Seller to Buyer conveying the Real Property to Buyer subject only to the Permitted Exceptions;

(b)	an Assignment of Lease and Security Deposits, in the form attached hereto as Exhibit C assigning the Lease and any security deposits thereunder to Buyer;

(c)	a Bill of Sale in the form of Exhibit D attached hereto from Seller to Buyer conveying the Personalty and Intangible Property to Buyer;

(d)	a settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(e)	all transfer tax statements, declarations and filings as may be necessary for purposes of recordation of the deed;

(f)	a title affidavit executed by Seller in form reasonably satisfactory to the Title Insurer;

(g)	good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably and customarily requested by the Title Insurer;

(h)	keys to all locks located in the Property, to the extent in Seller’s possession;

(i)	to the extent not previously delivered to Buyer, originals of the Lease;

(j)
an original estoppel certificate from Tenant in the provided under the Lease, or if no such form is described in the Lease, in the form of Exhibit F attached hereto and which does not assert any defaults, offsets, defenses, punchlist items or claims under the Lease and which is dated not earlier than thirty (30) days prior to the date of Closing. In addition, the business terms of such estoppel certificate must be in accordance with the Lease attached hereto as Schedule 11(g);

(k)
an original subordination, non-disturbance and attornment certificate from Tenant in the form provided under the Lease, or if no such form is described in the Lease, in the form of Exhibit G attached hereto;

(l)	the letter to Tenant in the form of Exhibit H attached hereto;

(m)	a certificate from Seller re-affirming the representations and warranties set forth in Section 11 below; and

(n)	such other documents, instruments, certifications and confirmations as may be reasonably required and customary to fully effect and consummate the transactions contemplated hereby.
At Closing, Buyer shall instruct the Title Insurer to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver executed documents or execution counterparts of the closing documents referenced in clauses (b), (d), (e), (k), and (n) above. Buyer shall have a one-time right to extend the Closing for up to five (5) days upon written notice to Seller (to be received by Seller on or prior to two (2) business days prior to the date scheduled for the Closing) and by depositing with Title Insurer on or before the then scheduled date of Closing, the additional sum of Fifty Thousand and No/100 Dollars ($50,000.00) which sum shall be added to and held and disbursed as part of the Earnest Money such that the Earnest Money shall then be equal to the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (plus all interest accrued thereon) and shall be non-refundable (except as otherwise provide in this Agreement) but shall be applicable to the Purchase Price. Notwithstanding anything to the contrary contained in this Agreement, notice to extend the Closing may be sent in writing or email by Buyer or Buyer’s attorney. The Closing shall be held in escrow through the mail by delivery of the closing documents to the parties on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
Section 11.    Representation by Seller. Seller represents and warrants to Buyer as follows:

(a)
Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller is authorized to consummate the Transaction and fulfill all of its respective obligations hereunder and under all closing documents to be executed by Seller, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)
Seller has not received any written notice of any current or pending litigation, tax appeals or environmental investigations against Seller or the Property and to the best of Seller’s knowledge there is no pending litigation, tax appeals or environmental investigations against Seller or the Property;

(c)	Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;

(d)
Except for defaults cured on or before the date hereof, Seller has not received any written notice of default under the terms of any of the Contracts and to the best of Seller’s knowledge there is no outstanding, uncured default under the terms of any of the Contracts;

(e)
Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and to the best of Seller’s knowledge there are no such violations;

(f)
The Personalty to be transferred to Buyer is free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of loan instruments securing a loan that shall be paid in full by Seller at or prior to Closing;

(g)
With respect to the Lease: (i) attached hereto as Schedule 11(g) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect; (iii) there are no uncured monetary defaults by Tenant under the Lease and no offset or abatement is presently available to, or has been asserted in writing by, Tenant under the Lease , and Seller has complied in all material respects with its obligations under the Lease; and (iv) no brokerage commission or compensation of any kind is due or will be due from the Property or the rent therefrom for leasing space in the Property whether past, present or future and no understanding or agreement exists with regard to payment of any leasing commissions for future leases with existing or future tenants except in connection with extensions or renewals of the Lease as specifically set forth therein;

(h)	There are no occupancy rights, leases or tenancies affecting the Property other than the Lease and those rights that may have been granted by Tenant (concerning which Seller makes no representation);

(i)
No person or entity has any option, right of first refusal or other right to purchase the Property or any part thereof or interest therein other than as set forth in the Lease and those rights that may have been granted by Tenant (concerning which Seller makes no representation);

(j)
Seller is not a “foreign person” under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and upon consummation of the transaction contemplated hereby, Buyer will not be required to withhold from the Purchase Price any withholding tax;

(k)
There are no pending condemnation proceedings affecting the Property and Seller has not received any written notice that there is any pending or threatened condemnation of all or any part of any Property;

(l)
Seller has not initiated or participated in any, and to the best of Seller’s knowledge there is currently no, proceedings pending to correct or reduce the assessed valuation of the Property and Seller has received no written notice, nor does Seller have any knowledge, of any special tax assessments pending or contemplated against the Property that are not of record or disclosed in the Title Commitment;

(m)
Seller has not initiated or participated in any, and to the best of Seller’s knowledge there is currently no, action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;

(n)
Seller has not received any written notice from any governmental authority, insurance company, or any other association having authority or power over all or any portion of the Property, alleging that Seller presently is in breach or violation of, or not in compliance with, any applicable law, statute, code, act, ordinance, rule permit, license, regulation, standard or underwriting requirement or under any order of court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, with respect to the Property or Seller’s present use and operation of the Property, including, without limitation, those currently relating to fire, safety, environmental laws, parking, architectural barriers to the handicapped, zoning and building codes;

(o)	To the best of Seller's knowledge, there are no capital replacements or improvements at the Property (as defined by generally accepted accounting principles) currently in process;

(p)
To the best of Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer if provided, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Section 11(p), “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”).

The representations and warranties of Seller shall survive Closing for a period of one (1) year. Wheeler Real Estate Investment Trust hereby unconditionally guarantees the obligations of Seller pursuant to this Section 11 which guaranty shall survive Closing and shall be reconfirmed at Closing. Notwithstanding anything in this Agreement to the contrary, Seller's liability for breaches of the foregoing covenants, representations and warranties discovered by Buyer after Closing is subject to the following limitations: (i) any claim by Buyer against Seller for a breach of a covenant, representation or warranty must be brought within twelve (12) months following the Closing; (ii) if Buyer proceeds with Closing despite having the right to terminate this Agreement on account of any breach of a representation, warranty or covenant by Seller as to which Buyer has actual knowledge of before Closing, Buyer shall have no claim for any such breach of a representation, warranty or covenant, and, by proceeding with Closing as aforesaid, Buyer shall be deemed to have waived all claims based on or resulting from the breach of any such representations, warranties or covenants; (iii) Buyer shall have no recourse against Seller until the aggregate claims for breach of any of Seller's covenants, representations or warranties under this Agreement exceed $17,500.00 (the “Threshold Amount”). Once the Threshold Amount has been reached as to any one or more matters in the aggregate, Buyer shall be entitled to recourse against the Seller for the dollar value of all aggregate claims in excess of the Threshold Amount, subject to the remainder of this paragraph; (iv) Seller's aggregate liability to Buyer under this Agreement after Closing shall in no event exceed

$300,000.00 except as provided in Section 9(b) above; and (v) except as provided in Section 9(b) above, Seller shall never be liable to the Buyer under this Agreement for special, incidental or consequential damages or for punitive or exemplary damages except where Seller’s acts or omissions constitute fraud or willful misconduct, provided that in no event shall Seller’s liability exceed the amount set forth in this paragraph.
Section 12.    Buyer’s Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

(a)
Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

(b)	No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law.

(c)	Buyer is not prohibited from consummating the transactions contemplated in this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.
The representations and warranties of Buyer shall survive Closing for a period of one (1) year.
Section 13.    Conditions to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:

(a)	Possession of the Property shall be delivered to Buyer free and clear of all tenancies and other occupancies except as provided in this Agreement;

(b)	Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(c)
Buyer shall receive from the Title Insurer or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions;

(d)
Tenant shall be in possession of the premises demised under the Lease, open for business to the public and obligated to pay full and unabated rent under the Lease, and Tenant shall not be in default under the Lease;

(e)
The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and

(f)	If applicable, Seller shall have delivered to Buyer a written waiver by Tenant of its right of first refusal under the Lease with respect to the acquisition of the Property by Buyer.
If any of the conditions set forth in this Section 13 are not met at the time of Closing (as the same may be extended in accordance with this Agreement), then Buyer shall have the option (to be exercised in its sole discretion, but not later than the time scheduled for Closing, as so extended) either to (i) waive the requirement for satisfaction of the unsatisfied conditions and proceed to Closing without adjustment of the Purchase Price, or (ii) declare this Agreement terminated in which event the Earnest Money shall be returned to Buyer, and thereafter neither party shall have any further liability hereunder, except for any obligations which expressly survive termination of this Agreement, or (iii) exercise its remedies under Section 9(b) above in the event the failure of the condition(s) precedent to be satisfied is due to Seller’s default of covenants or agreements required by this Agreement to be performed or complied with by Seller prior to or at the Closing.
Section 14.    Conditions to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)	Buyer shall deliver to Seller on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof;

(b)	Buyer shall deliver to Seller or settlement agent on or before the Closing the items set forth in Section 10 above; and

(c)
The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

If any of the conditions set forth in this Section 14 are not met at the time of Closing (as the same may be extended in accordance with this Agreement), then Seller shall have the right to exercise its remedies under Section 9(a) above in the event the failure of the condition(s) precedent to be satisfied is due to Buyer’s default of covenants or agreements required by this Agreement to be performed or complied with by Seller prior to or at the Closing.
Section 15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be: (i) delivered in person, (ii) deposited in the United States mail, registered or certified, return receipt requested, (iii) deposited with a nationally recognized overnight courier, or (iv) by email (to the other party and simultaneously to its counsel), to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Any notice given by an attorney for a party shall be effective for all purposes. Any notice or other communication sent as hereinabove provided shall be deemed given and received on the date actually received (or on the date delivery of such notice is refused), if delivered in accordance with this Section 15 above.
Section 16.    Seller Covenants. Seller agrees that it: (a) shall continue to operate the Property in the same manner in which Seller has previously operated the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; (c) shall comply with all obligations as owner of the Property, the landlord under the Lease, or mortgagor under any mortgage affecting the Property, which Seller is required to carry out and perform, either by virtue of agreements with such parties or by virtue of any order or direction of any governmental authority having jurisdiction; (d) shall not, without Buyer’s prior written consent, enter into any new agreement concerning the management or operation of the Property which would remain in effect beyond the Closing Date, and (e) shall not, without Buyer’s prior written consent: (i) amend the Lease in any manner; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; and/or (iii) consent to any major alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
Section 1.    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
Section 2.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof. The Section headings in this Agreement are inserted for convenience only and in no manner expand, limit or otherwise define the terms hereof.
Section 3.    AS IS. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN OR IN ANY CLOSING DOCUMENTS, BUYER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER OR ANY AGENT OR EMPLOYEE THEREOF REGARDING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS PHYSICAL CONDITION, ITS SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS COMPLIANCE WITH LAWS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, OR THE ABSENCE OF HAZARDOUS SUBSTANCES THEREUPON, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AND IN ANY CLOSING DOCUMENTS. OTHERWISE, BUYER SHALL ACCEPT THE PROPERTY IN ITS "AS IS", "WHERE IS", "WITH ALL FAULTS" CONDITION, AND SELLER HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR OTHER INFORMATION DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.    Applicable Law. This Agreement shall be construed under the laws of the State in which the Property is located.
Section 5.    Tax-Deferred Exchange. In the event Buyer or Seller desires to effect a tax-deferred exchange in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange (including, without limitation, any intermediate conveyance to the members of Seller); provided, however, that the exchanging party shall be responsible for all additional costs associated with such exchange; and provided further, that a non-exchanging party shall not assume any additional liability with respect to such tax deferred exchange, and that no tax-deferred exchange shall delay the date of Closing hereunder. Seller and Buyer shall execute such additional documents, at no cost to the non-exchanging party, as shall be required to give effect to this provision.
Section 6.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Seller’s Broker, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Seller’s Broker pursuant to a separate, previously negotiated agreement(s). Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Seller’s Broker). Seller’s indemnity shall include any claims, fees or other compensation due Seller’s Broker. The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
Section 7.    Assignment. Buyer may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. After prior written notice to Seller, Buyer may assign this Agreement at Closing to a Permitted Affiliate without Seller's consent. For purposes hereof, the term "Permitted Affiliate" means an entity that controls, is controlled or managed by, or is under common control, exclusively or non-exclusively, with Buyer, and/or those persons controlling and/or managing Buyer. No transfer or assignment by Buyer shall release or relieve Buyer of its obligations hereunder.
Section 8.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action. The provisions of this Section 24 shall survive the Closing and/or any termination of this Agreement.

Section 9.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. The exchange of executed copies of this Agreement by facsimile or Portable Document Format (PDF) transmission shall constitute effective execution and delivery of this Agreement as to the parties for all purposes; signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 10.    Computation of Time. Any time period provided for in this Agreement that ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. EST on the next full business day. A business day is any day, except Saturdays, that the banks in New York are open for business.
Section 11.    Waiver of Jury Trial. SELLER AND BUYER JOINTLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND BUYER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT. This waiver is knowingly, willingly and voluntarily made by Seller and Buyer, each of whom hereby acknowledges that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Seller and Buyer each further represent that it has been represented in the signing of this Agreement in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.
Section 12.    Partial Invalidity. If any term, covenant or condition of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall not be affected and shall remain in full force and effect.
Section 13.    Time is of the Essence. Time is of the essence with respect to this Agreement.
Section 14.    Limitation of Seller's Liability. Buyer shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. This Section 30 shall survive the Closing.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.
WHLR-BIXBY COMMONS, LLC,
a Virginia limited liability company
By: /s/ Jon S. Wheeler
Name: Jon S. Wheeler
Title: Manager
BUYER:
LADDER CAPITAL FINANCE LLC,
a Delaware limited liability company

By:/s/ David M. Traitel
Name: David M. Traitel
Title: Managing Director

JOINDER AND CONSENT OF TITLE INSURER:
An original, fully executed copy of this Agreement, together with the initial Earnest Money deposit, has been received by Title Insurer this 2nd day of September, 2015, and by execution hereof Title Insurer covenants and agrees to be bound by the terms of this Agreement applicable to Title Insurer.
COMMONWEALTH TITLE INSURANCE COMPANY

By: /s/ Rhiane Carpenter
Name: Rhiane Carpenter
Title: Vice President